                                                                    EXHIBIT 12.1

                     RATIO OF EARNINGS TO FIXED CHARGES AND

                      PREFERRED STOCK DIVIDEND REQUIREMENTS

         The ratio of earnings to fixed charges and preferred stock dividend requirements for the nine-month period ended September 30, 1999 was: 2.2:1

         For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, preferred stock dividend requirements, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                          (DOLLAR AMOUNTS IN THOUSANDS)

                     EARNINGS:
                     Net income                                                          $106,145
                     Interest expense (including amortization debt discount /
                        premium and debt issuing costs)                                    59,252
                     Amortization of capitalized interest                                      78
                     Other adjustments                                                        293
                                                                                         --------
                                                                                         $165,768
                                                                                         ========
                     FIXED CHARGES AND PREFERRED STOCK DIVIDEND
                       REQUIREMENTS:

                     Interest expense (including amortization of debt discount /
                        premium and debt issuing costs)                                   $59,252
                     Interest capitalized during the period                                    --
                     Preferred stock dividends                                             17,120
                     Other adjustments                                                        293
                                                                                         --------
                                                                                          $76,665
                                                                                         ========
                     RATIO OF EARNINGS TO FIXED CHARGES AND
                       PREFERRED STOCK DIVIDEND REQUIREMENTS                                2.2:1


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